UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Silver Star Properties REIT, Inc.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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On July 15, 2025, Silver Star Properties REIT, Inc. (“Silver Star” or the “Company”) issued a News Release addressing numerous allegations by Mr. Allen Hartman. Given the seriousness of this allegations the Company is forced to addressed each with facts, not unfounded noise. To our fellow shareholders: we respect your intelligence. We trust that you will see through Hartman’s distortions and stay focused on the facts. Please refer to the facts outlined in the full News Release presented below, and attached hereto as Exhibit 99.1.

Exhibit Index

Exhibit Number	Exhibit Description
99.1	News Release - Silver Star Properties REIT, Inc. dated July 15, 2025

July 15, 2025

IMPORTANT NOTICE TO SHAREHOLDERS

IMPORTANT UPDATE FOR SHAREHOLDERS - Setting the Record Straight on Stock Compensation, Valuation, and the Path Forward -

- Vote EARLY the WHITE Proxy Card -

Dear Silver Star Shareholders,

We are writing to correct yet another false and inflammatory claim made by Allen Hartman in his most recent communication. Hartman is now adding to the pot by sending same miscellaneous noise around serially. Like you, we pray the noise will cease, and we can all focus on the future.

Hartman alleges that Gerald Haddock awarded himself 1 million shares at a value of $2 per share. This statement is blatantly false. The award was made in January 2025 when the shares were valued at approximately $0.39—not $2.00. Silver Star’s 8-K filings and financial records confirm that $0.39 was recorded. This remains the only credible valuation, given there is no active market for Silver Star’s stock. There is no willing buyer or seller, which is required for fair market value.

Let us be clear: there is no public market for these shares, and assigning a $2.00 value would be extraordinary to be believable at best.

A few misplaced allegations remain that we feel must be refuted. Then it is summary, review, and review further with careful deliberation.

•Executive compensation
•Continued debunking for attempting to shift blame on “old” asset losses
•Detailed review of new claims in Harris County damage case set for trial in December 2025

The Facts on Compensation
Hartman also continues to attack Mr. Haddock’s compensation. So, let’s look at the facts:

•Gerald Haddock voluntarily reduced his base salary by 80%, as disclosed in the proxy statement.
•The 1 million share award was not a “self-award.” It was reviewed and approved by the Compensation Committee after significant benchmarking and discussion.
•Mr. Haddock’s total compensation—including salary and stock—is significantly less than what previous CEOs earned. Hartman received his compensation without authority.
•For 2025, Mr. Haddock has earned less than $86,000 in compensation. He has also suspended board fees entirely.

•No additional benefits have been taken—no company car, no excessive reimbursements, and no backdoor payments.

And unlike many who might have walked away from this challenge, Mr. Haddock stepped in when no one else would. Particularly the two successors for Hartman when he was ousted. The Board knew the role would require someone of his experience, credibility, and resolve to face the uphill battle caused by the damage Hartman left behind.

Mr. Haddock has worked full time, paused focus on his other ventures, and committed both his team and his personal resources to restore Silver Star’s future.

Why the Attacks Keep Coming (only your early vote will silence the noise)

Hartman’s misinformation campaign is not about governance or shareholder value, it’s about self-preservation. The amended complaint filed against him in Harris County outlines a disturbing pattern of misconduct, including

•Misleading financial disclosures,
•Unauthorized dividend payments,
•Self-dealing and conflicts of interest, and
•Attempts to silence critics through “hush money.”

The lawsuit also identifies Hartman’s affiliated entity, XXI, as a defendant. Discovery has revealed that XXI has access to material assets, and we believe these resources will significantly aid collectability.

So why is Hartman spending so heavily on this proxy fight if, as he admits, the shares are illiquid, and the real estate portfolio is deeply distressed? One reason: he fears accountability. The counterclaim filed in Harris County, valued at over $35 million, poses a direct threat to his interests, as well as his “burn the house down” vengeful approach.

You Deserve the Truth

This campaign has not been easy. The level of vitriol, harassment, and threats—fueled by misinformation—has impacted not only Mr. Haddock personally, but also the hardworking executives and staff around him who are dedicating themselves daily to this fight. Still, our team remains focused and resolute in fulfilling our fiduciary duty.

To our fellow shareholders: we respect your intelligence. We trust that you will see through Hartman’s distortions and stay focused on the facts.

This is not about inflating paper values or playing games with proxies. THE NOISE! It’s about rebuilding a company from the ground up – one based on integrity, transparency, and a genuine plan for long-term value creation.

Silver Star can - and will - move forward if we vote for leadership that’s accountable, experienced, and committed to results.

Vote Early the WHITE proxy card and stop the noise. You have the power. For voting instructions, meeting details, and the latest shareholder updates, visit www.silverstarreit.com.

If you’ve already voted the BLUE card, you can still change your vote. Simply vote the WHITE card today—it is the last vote that counts.

Thank you for your continued support.

Vote now: https://web.viewproxy.com/silverstarreit/2025

Questions? Call Alliance Advisors at 1-844-202-6616 or email SLVS@allianceadvisors.com.

Sincerely,

The Board of Directors
Silver Star Properties REIT

Media Contact:
📧 press@silverstarREIT.com
Investor Relations Contact:
Investor Relations Coordinator
📧 investorrelations@silverstarREIT.com
📞 877-734-8876

ADDITIONAL INFORMATION AND WHERE TO FIND IT
The Company has filed with the SEC a definitive proxy statement on Schedule 14A on May 29, 2025, containing relevant documents with respect to its solicitation of proxies for the Company’s 2025 Annual Meeting. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY THE COMPANY AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION. In accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended, and Rule 14a-6 promulgated thereunder, to the extent that any information contained in this Proxy Statement Supplement modifies, supersedes, or supplements the disclosures set forth in the Company’s definitive Proxy Statement filed with the Securities and Exchange Commission on May 29, 2025, such information shall be deemed to so modify, supersede, or supplement—and shall be incorporated by reference into—that Proxy Statement as of the date hereof. Investors and security holders may obtain copies of these documents and other documents filed with the SEC by the Company free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by the Company are also available free of charge by accessing the Company website at www.silverstarreit.com.

Participants in the Solicitation

Silver Star and its directors and executive officers may be deemed to be participants in the solicitation of proxies with respect to the 2025 Annual Meeting. Information regarding Silver Star’s directors and executive officers is contained in the definitive proxy statement. As of June 20, 2025, the Silver Star Executive Committee and current directors, and executive officers beneficially owned approximately 3,517,313 shares, or 1.89%, of Silver Star common stock. Additional information regarding the interests of such participants is included in the definitive proxy statement and is available free of charge at the SEC’s website at www.sec.gov.

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Forward-Looking Statements: This message contains a number of forward-looking statements. Because such statements include a number of risks, uncertainties, and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements, and investors should not place undue reliance on any such statements. Forward-looking statements can often be identified by words such as “continues,” “can,” expect,” “intend,” “will,” “anticipate,” “estimate,” “may,” “plan,” “believe” and similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding the Company’s search for a new auditor and its hope that a new auditor can be engaged in the near future and that its annual report on Form 10-K can be completed and publicly filed; the continuation of the examination of the current operations of Southern Star; the Company’s intent to consider various alternatives, including the possible sale of Southern Star, the sale of specific assets within individual DSTs and dissolution of the respective trusts, and/or the outsourcing of various aspects of Southern Star’s operations; the Company’s plan to update investors with respect to the status of Southern Star as appropriate; the Company’s expectations and beliefs regarding the Hartman litigation; the timing and ultimate resolution of the various litigation, fight for corporate control and other matters involving Hartman; the continued execution of the Company’s strategy of pivoting into the self-storage space; the Company’s continual evaluation of its legacy assets in order to maximize shareholder value; the Company’s policy to not dispose of any asset for less than its maximum determinable value and to maximize earnings and value; the implications to the Company of the assignment of an OTC trading symbol for its common stock; whether the Company may be subject to certain FINRA rules; any actions the Company may need to take to comply with any FINRA rules; the Company’s continual evaluation of various options to provide greater shareholder liquidity, including its intention to seek listing of its common stock on a securities exchange or admission to over-the-counter trading, a public offering, a listing of the common stock on an exchange or admission to OTC trading without a public offering, and merger and/or acquisition opportunities; the Company’s belief that further legal action could ensue to unwind the issuance of common shares under the Rights Plan if Hartman prevails in his efforts to set aside or invalidate the Rights Plan or to cause the dilutive issuance of additional common shares to Hartman, as well as any further action Hartman may take to prevent other Company shareholders from receiving benefits under the Rights Plan. None of the foregoing are guarantees or assurances of future outcomes or results and all are subject to numerous risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statement. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this material. Forward-looking statements in this press release speak only as of the date on which such statements were made, and the Company undertakes no obligation to update any such statements that may become untrue because of subsequent events. Such forward-looking statements are subject to the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.